Exhibit 99.1
CONSENT OF INDEPENDENT VALUATION FIRM
We hereby consent to the reference to our name, the description of our role and the valuation of the real properties and related assumptions provided under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations—Net Asset Value" in Part I, Item 2 of the Quarterly Report on Form 10-Q for the period ended September 30, 2019 of Black Creek Industrial REIT IV Inc. (the “Company”), filed by the Company with the Securities and Exchange Commission on the date hereof, being included or incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-228818). We also hereby consent to the same information and the reference to our name under the caption “Experts” being included or incorporated by reference in the Company’s Registration Statement on Form S-11 (File No. 333-229136) and the related prospectus and prospectus supplements that are a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
November 12, 2019	Altus Group U.S., Inc.